EXHIBIT 10.69

          AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT
                             FOR THE
        FLEMING COMPANIES, INC. 1990 STOCK INCENTIVE PLAN


     THIS AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT FOR THE FLEMING COMPANIES, INC. 1990 STOCK INCENTIVE PLAN ("Amendment") is entered into as of the 29th day of February, 2000 by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and E. Stephen Davis (the "Participant").

                           WITNESSETH:

     WHEREAS, the Company and the Participant have previously entered into that certain Restricted Stock Award Agreement for the Fleming Companies, Inc. 1990 Stock Incentive Plan dated November 1, 1997 (the "Agreement"), which provided that the Company would grant to the Participant an award of 100,000 shares of voting common stock of the Company in exchange for the Participant's performing future services for the Company pursuant to the terms of the Agreement; and

     WHEREAS, as of the date hereof, the Participant has already become 100% vested in 33,334 shares of Stock (as defined in the Agreement) pursuant to Section A of Exhibit "B" of the Agreement, and 16,667 shares of Stock pursuant to Section B of Exhibit "B" of the Agreement; and

     WHEREAS, the parties hereto wish to amend Exhibit "B" of the Agreement to provide that the remaining 33,333 unvested shares of Stock that were subject to performance vesting under Section "B" shall instead become vested upon achievement by the Company of other performance standards and requirements as set forth in a new Section C of Exhibit "B"; and

     WHEREAS, this Amendment is not intended and shall not be construed as increasing the aggregate number of shares of Stock subject to the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that Exhibit "B" of the Agreement shall be amended to read as follows:

                          "EXHIBIT 'B'
                   VESTING OF RESTRICTED STOCK

     Restricted Stock shall vest in accordance with the following terms during the 'Award Period' which shall commence November 1, 1997 and shall terminate July 20,
     2001, if not sooner vested. Shares not fully vested during the Award Period shall be forfeited by the Participant at the end of the Award Period.

     A. Fifty thousand (50,000) shares of Stock in the Award will be subject to vesting based upon the Participant's continuous employment with the Company and/or any of its Subsidiaries through the vesting dates set forth on the following table:

          Vesting Date                  Number of Shares Vested
          ------------                  -----------------------

          January 1, 1998                     16,667
          January 1, 1999                     16,667
          January 1, 2000                     16,666

     B. Sixteen thousand, six hundred sixty-seven (16,667) shares of Stock in the Award will be subject to vesting based upon the Stock of the Company achieving and maintaining for 20 consecutive trading days from and after October 31, 1997, the following Current Market
     Values:

          Current Market Value          Number of Shares Vested
          --------------------          -----------------------

               $18.25                        16,667

          For purposes of this Agreement, 'Current Market Value' shall mean the closing price for shares of Stock as reported on the New York Stock Exchange as reflected in the Wall Street Journal Southwest Edition. These shares of Stock are vested.

     C. Thirty-three thousand, three hundred thirty-three (33,333) shares of Stock in the Award will be subject to vesting based upon the fulfillment of all of the following conditions:

          (i) The Participant shall have completed continuous employment with the Company through July 20, 2001;

         (ii) The Company shall have achieved the 'Target' as such term is defined in that certain Letter Agreement effective as of June 1, 1999, between the Company and Ernst & Young LLP covering Phase II of the Low Cost Pursuit Program (the 'Performance Vesting Objective'); and

        (iii) The Participant shall have taken all necessary steps to identify and propose to the Company a suitable candidate to succeed the Participant as Executive Vice President-Wholesale, of the Company upon the Participant's retirement or termination of employment from the Company. Such steps will include, but not be limited to, preparing a job description, conducting a search for candidates, interviewing candidates, and conducting negotiations with the prospective candidates.

          Any question regarding satisfaction of conditions in clauses (ii) and (iii) above shall be resolved by the Chairman and Chief Executive Officer of the Company in his sole and absolute discretion."

     The Agreement is not amended in any respect except as herein provided.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


"Company"                     FLEMING COMPANIES, INC., an
                              Oklahoma corporation

                               SCOTT M. NORTHCUTT
                               Scott M. Northcutt, Senior Vice
                               President - Human Resources


"Participant"                  E. STEPHEN DAVIS
                               E. Stephen Davis